                                                                 EXHIBIT 10.50


                  PROPERTY INFORMATION DISTRIBUTION AGREEMENT


     This Agreement is entered into by and between Pegasus Systems, Inc. and the below named Participant on the following terms and conditions:

     1. Property Information Database. Pegasus will provide Participant with the ability to create a digital database of Participant's properties which is
(i) capable of being accessed by distribution systems with whom Pegasus contracts and (ii) where functionality exists, capable of permitting the accessor of the database to make, amend and cancel reservations with Participant. Participant shall be solely responsible for the creation and editing of the property database pursuant to Pegasus' prescribed methods.

     2. Distribution of the Database. Pegasus will contract and develop interfaces with distribution systems to access Participant's database. Participant may elect to exclude certain distribution systems access to its database.

     3. Distribution Systems Interface. For each distribution system, Pegasus will create an operable interface providing access to Participant's database and maintain the interface during the term of the Distribution Agreement. All updates and edits of the database shall be accessible by the distribution systems within two (2) business days of receipt by Pegasus.

     4.   Fees.

          (a) For the services provided by Pegasus as set forth herein, Participant shall pay to Pegasus the fees set forth on Schedule A.

          (b) For each hypertext link from Participant's database to a site with whom Pegasus has not contracted to receive Participant's database, Participant shall pay Pegasus a fee of [*] per month.

          (c) For each Net Reservation originating with a distribution system with whom Pegasus contracts, Participant shall pay to Pegasus a fee of [*]. Net Reservations within a particular time period equal the number of reservations made by an accessor of a distribution system exhibiting Participant's database within such time period less the number of reservations to which notice of cancellation is received by the distribution system within such time period.

          (d) Pegasus will invoice Participant for all fees as set forth herein and as provided on Schedule A including any taxes applicable to such fees and Participant agrees to pay each invoice upon receipt. Each invoice shall be past due and it shall be a breach of this Agreement if it is not paid within thirty (30) days after the date of the invoice. All payments to Pegasus shall be made in U.S. Dollars. Pegasus may, once each year, increase the fees set forth in (a), (b) and (c) above up to 10% of the then-existing fee. Any fee changes resulting from an increase in the services or number of properties in the database will be invoiced upon notice of such increase or at the next scheduled invoice, at Pegasus' option.

     5. Term. The initial term of this Agreement shall be for [*] from the date hereof provided that the Agreement shall be automatically renewed and extended for additional one (1) year terms thereafter unless, at least sixty
(60) days prior to expiration of the initial [*] term or the expiration of any additional one (1) year term, either party hereto shall give notice of its intent not to renew and extend this Agreement.

     6. Property Rights. The information provided by Participant is acknowledged to be the sole property of Participant and Pegasus may not distribute or allow access to any of the information in any manner other than pursuant to this Agreement. Participant shall be solely and exclusively responsible for the protection of any and all of its intellectual property including, but not limited to, the inclusion of any and all statutory or other notices customarily used or required for purposes of providing notice of ownership or protection of Participant's trademarks, trade names, service marks or copyrights.



                                               *Confidential Treatment Requested

     7. Disclaimer, Limitation of Liabilities and Risk of Internet Usage. PEGASUS WILL NOT BE RESPONSIBLE OR LIABLE FOR (i) ANY FALSIFICATIONS OR INACCURACIES IN ANY OF THE INFORMATION, (ii) ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE PUBLICATION OF THE INFORMATION ON THE INTERNET OR CREATION OR FUNCTIONALITY OF RESERVATION CAPABILITIES UNLESS EXPRESSLY SET FORTH HEREIN,
(iii) ANY CLAIM, DAMAGE, OR LIABILITY OF ANY NATURE ARISING OUT OF A COMPUTER OPERATOR'S OR DISTRIBUTION SYSTEM'S ACCESS TO PARTICIPANT'S RESERVATION SYSTEM AND/OR THE MAKING, CHANGING OR CANCELING OF A RESERVATION AND THE USE OF A CREDIT CARD OR OTHER DEBIT DEVICE IN CONNECTION THEREWITH, OR (iv) ANY CLAIM RESULTING FROM ANY INTERRUPTION, MALFUNCTION OR CHANGE IN THE USE OF THE INTERNET OR A DISTRIBUTION SYSTEM, EXCEPT TO THE EXTENT RESULTING FROM PEGASUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE ARE DISCLAIMED BY PEGASUS AND WAIVED BY PARTICIPANT. PARTICIPANT ACKNOWLEDGES AND AGREES THAT ALLOWING ACCESS TO ITS DATABASE AND RESERVATION SYSTEM TO COMPUTERS ACCESSING THE INTERNET VIA ANY DISTRIBUTION SYSTEM IS AT PARTICIPANTS OWN RISK. Pegasus shall not be responsible for the order, completeness or format of Participant's database being published by distribution systems. Participant acknowledges and agrees that the Internet is a communication medium over which Pegasus has no control and that its continued utilization in its present form at current costs is uncertain. Therefore, if at any time during the term of this Agreement, the cost of access to the Internet increases or there is imposed a fee or cost for access to or use of the Internet communication lines, or there is imposed any law, governmental ruling, or regulation the result of which increases the cost of access to or usage of the Internet or otherwise makes it impractical, in Pegasus' sole discretion, to continue to perform this Agreement, Pegasus may, upon notice to Participant, immediately terminate this Agreement without such action constituting an event of default. Pegasus shall not be liable for any breach of this Agreement resulting from an act of God, accidents, power or telecommunication outages or delays, mechanical defects or other events beyond its control.

     8. Breach. In the event of a breach of this Agreement, the non-breaching party may terminate this Agreement after providing notice to the other party of such breach and the failure of the breaching party to cure the breach within ten (10) days of receipt of the notice. Upon breach by Participant and failure to timely cure Pegasus may immediately cease the distribution and/or publication of Participants database on distribution systems.

     9. Miscellaneous. This Agreement shall be interpreted in accordance with the laws of the State of Texas and any legal proceeding arising out of this Agreement shall have venue in Dallas County, Texas. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto. This Agreement contains all the provisions of any agreement between Pegasus and Participant with respect to the creation, maintenance and distribution of Participant's database and Participant has not relied upon any promises or representations by Pegasus with respect to the subject matter except as set forth herein. This Agreement shall terminate and replace any existing agreement between Participant and TravelWeb, Inc.

PEGASUS SYSTEMS, INC.                    PARTICIPANT: HFS INCORPORATED

By:    [ILLEGIBLE]                       By:   /s/ DOUGLAS L. PATTERSON
       ---------------------------             -------------------------------
       Vice President                          Douglas L. Patterson
       ---------------------------             -------------------------------
                                         Its:  Senior Vice President
                                               -------------------------------
Date:  4/2/97                            Date: 4/2/97
       ---------------------------             -------------------------------

                                   SCHEDULE A

1.   Fees. Participant shall pay to Pegasus the following fees:

     (i) For 1 to 25 Participant properties in the database, [*] per Participant property per month;

     (ii) For 26 to 100 Participant properties in the database, [*] per Participant property per month;

     (iii) For 101 to 200 Participant properties in the database, [*] per Participant property per month;

     (iv) For 201 to 500 Participant properties in the database, [*] per Participant property per month;

     (v) For 501 to 1,000 Participant properties in the database, [*] per Participant property per month;

     (vi) For 1,001 to 2,000 Participant properties in the database, [*] per Participant property per month;

     (vii) For 2,001 to 4,899 Participant properties in the database, [*] per Participant property per month; and

     (viii) For in excess of 4,899 Participant properties in the database, [*] per Participant property per month.

The fees for this service shall be paid monthly in advance.

2.   Fees for additional services if requested:

     Manual Page Building                      [*] set up fee per property
     Manual Edits (text or graphics)           [*] per edit

The fees for these additional services shall be payable upon receipt of invoice.

3.   Minimum data for each property in the database:

     Chain Code
     Property Name
     Property ID
     Address
     City
     State/Province
     Zip/Postal Code
     Country
     Phone
     Fax
     Reservations Phone
     Areas Served
     Currency
     Check-In Time
     Check-Out Time


                                        *Confidential Treatment Requested

            AMENDMENT TO PROPERTY INFORMATION DISTRIBUTION AGREEMENT

     The parties hereby mutually agree to the following amendments to the Property Information Distribution Agreement (the "Agreement):

     1. As a condition to the effectiveness of this Agreement, the parties hereto shall have executed and fully performed that certain Agreement Terminating TravelWeb Participant Agreement to be executed concurrently herewith.

     2.   Section 2 of the Agreement is hereby amended to add the following:

          "Pegasus will notify Participant at least fourteen (14) days before an interface with a new distribution system becomes active."

     3. Section 4.(b) of the Agreement is hereby deleted in its entirety and is hereby replaced with the following:

          "For each hypertext link from Participant's database to a site with whom Pegasus has not contracted to receive Participant's database, Participant shall pay Pegasus a fee of [*] per year."

     4.   Section 4.(e) of the Agreement is hereby amended to add the following:

          "Federal, state or local sales tax or other tax or assessment applicable to the fees set forth herein shall be paid by Participant."

     5. Section 5 of the Agreement is hereby deleted in its entirety and is hereby replaced with the following:

          "5. Term. This Agreement shall be effective April 1, 1997 and the initial term shall be for [*] provided that this Agreement shall be automatically renewed and extended for additional one (1) year terms thereafter unless, at least thirty (30) days prior to expiration of the initial [*] term or the expiration of any additional one (1) year term, either party hereto shall give notice of its intent not to renew and extend this Agreement."

     6. Notwithstanding the fees set forth in Section 1 of Schedule A, for a period from March 1, 1997 through April 30, 1997, Participant shall pay to Pegasus a fee of [*] per Participant property in the database during that time.

     7. Notwithstanding the fees set forth in Section 1 of Schedule A, in the event Participant shall have provided to Pegasus the data listed in
          Section 2 of Schedule A with respect to a property, the property shall be considered a property within the database for purposes of the fees to be paid.

     8. For the fee set forth in Section 1 of Schedule A, Pegasus will provide Participant the following: Inclusion of Participant's database in other distribution systems who contract with Pegasus for the database, remote authoring or batch processing of property information, remote authoring training, the ability to supply unlimited information and pictures with respect to Participant's properties through remote authoring or batch processing, unlimited edits by remote authoring or batch processing, interactive maps within the database, weather information within the database and maintenance of the interface with Participant and distribution systems.

     9. The information provided by Participant is acknowledged to be the sole property of the Participant and Pegasus may not distribute or allow access to any of the information in any manner other than pursuant to this Agreement. Participant shall be solely and exclusively responsible for the protection of any and all of its intellectual property including, but not limited to, the inclusion of any and all statutory or other notices customarily used or required for the purposes of providing notice of ownership or protection of Participant's trademarks, trade names, service marks or copyrights.


                                        *Confidential Treatment Requested

     10. Pegasus agrees to provide Participant, on or before the expiration or termination of this Agreement, all property information received from Participant during the term of this Agreement in a useable industry accepted database format and/or generated in formatted HTML pages including graphics.

     11. At all times during the term of this Agreement, persons who access Participant's data via TravelWeb shall have seamless and unimpeded access to and from the TravelWeb site.

     12. Pegasus agrees to protect and keep confidential the information regarding accessors of Participant's database to the extent such information would identify Participant or any of its brands or its customers.

PEGASUS SYSTEMS, INC.                    HFS INCORPORATED

By:   [ILLEGIBLE]                        By:   [ILLEGIBLE]
      ---------------------------              ------------------------------
      Vice President                     Its:  Senior Vice President
      ---------------------------              ------------------------------
Date: 4/2/97                             Date: 4/2/97
      ---------------------------              ------------------------------